UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 3, 2009

Brush Engineered Materials Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	001-15885	34-1919973
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6070 Parkland Blvd., Mayfield Hts., Ohio		44124
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-486-4200

17876 St. Clair Ave., Cleveland, OH 44110
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 3, 2009, Brush Engineered Materials Inc., an Ohio corporation (the "Company"), announced that its Board of Directors has voted to increase the size of the Board of Directors from ten to eleven, and has elected Vinod M. Khilnani to serve as a director of the Company. He will serve as a member of the Board's Compensation Committee and Governance and Organization Committee.

Mr. Khilnani is currently the President and Chief Executive Officer of CTS Corporation. Mr. Khilnani joined CTS Corporation as its Senior Vice President and Chief Financial Officer in 2001, and has served as a director since 2007.

Mr. Khilnani will be entitled to receive the same compensation for service as a director as is provided to the Company's other non-employee directors. On May 7, 2008, the Board of Directors of the Company authorized an increase to the annual retainer fee for non-employee directors of $5,000 to $65,000 per year. Other than this change, non-employee directors receive the compensation as described in the Company's proxy statement dated March 27, 2008 as filed with the Securities and Exchange Commission.

Mr. Khilnani will be entering into the Indemnification Agreement entered into by the Company and its directors as described in Exhibit 10.2 to the Current Report on Form 8-K dated May 5, 2005.

A copy of the Company's press release dated February 3, 2009, announcing the election of Mr. Khilnani to the Board of Directors, is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

99.1 Brush Engineered Materials Inc. press release, dated February 3, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Brush Engineered Materials Inc.

February 3, 2009	By:	Michael C. Hasychak

Name: Michael C. Hasychak
Title: Vice President, Treasurer and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Brush Engineered Materials Inc. press release, dated February 3, 2009